UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		March 1, 2024

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2024, the Board of Directors of Hyster-Yale Materials Handling, Inc. (the "Company") appointed Dena R. McKee, age 51, as Vice President, Controller and Chief Accounting Officer of the Company, effective immediately (the "Effective Date"). Ms. McKee will succeed Jennifer Langer as the Company's principal accounting officer ("PAO").

Ms. McKee joined the Company as Vice President, Controller of the Company's wholly owned operating subsidiary, Hyster-Yale Group, Inc. in February 2024 and will continue to serve in this role after the Effective Date. Prior to joining the Company, Ms. McKee served as a Senior Consultant for Resources Connection LLC (d/b/a Resources Global Professionals or RGP), a subsidiary of Resource Connection, Inc., a global consulting firm, from October 2023 to February 2024. Previously, she worked for Resideo Technologies, Inc., a global manufacturer of technology-driven products and components, as Senior Director, Corporate Controller from September 2022 to May 2023; Cornerstone Building Brands, Inc., a manufacturer of exterior building products, as Senior Vice President, Corporate Controller from September 2020 to September 2022; and Follett Corporation, a provider of educational services and products, as Director, Technical & Accounting Excellence from February 2019 to September 2020.

In connection with her appointment as Vice President, Controller and Chief Accounting Officer, Ms. McKee countersigned an offer letter from the Company, effective February 7, 2024, setting her base salary at a rate of $316,000 per year. Ms. McKee will also receive: annual participation in the Company’s Annual Incentive Plan, with a target cash opportunity (that can be earned from 0% to 150%) equal to 40% of her role’s salary midpoint (which is $336,000 for 2024) (for 2024, this award will be prorated based on Ms. McKee’s date of hire; annual participation in the Company’s Long-Term Equity Incentive Plan, with a target opportunity (that can be earned from 0% to 200%) equal to 40% of her role’s salary midpoint (which is $336,000 for 2024) and payment made 65% in transfer-restricted shares and 35% in cash; perquisite cash allowance of $16,000 per year; and participation in certain standard employee health, welfare and retirement benefits. Ms. McKee has also agreed to customary confidentiality and other standard new hire employment terms.

There are no arrangements or understandings between Ms. McKee and any other persons pursuant to which she was appointed Vice President, Controller and Chief Accounting Officer and PAO. There are no family relationships between Ms. McKee and any director or executive officer of the Company, and there are no related party transactions between the Company and Ms. McKee that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 5, 2024		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary